UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 28, 2012

OvaScience, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54647	45-1472564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

215 First Street, Suite 240, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers and (c) Appointment of Certain Officers

On December 28, 2012, the Board of Directors (the “Board”) of OvaScience, Inc., a Delaware corporation (the “Company”) elected Alison Lawton to the office of Chief Operating Officer of the Company, effective as of her first date of employment with the Company (the “Effective Date”), which is expected to be January 21, 2013.

Ms. Lawton, age 51, has been with Genzyme Corporation (“Genzyme”), a biopharmaceutical company that is now a subsidiary of Sanofi, also a biopharmaceutical company, for 21 years and most recently served as Senior Vice President and General Manager of Genzyme Biosurgery (now Sanofi Biosurgery Business Unit), a position she has occupied since April 2010.  From May 2008 to April 2010, Ms. Lawton served as Senior Vice President, Global Market Access at Genzyme, and from November 2005 to April 2008, Ms. Lawton served as Senior Vice President, Global Regulatory Affairs, Corporate Quality Systems and Global Policy Programs at Genzyme.  Ms. Lawton spent seven years from 1984 to June 1991 at Warner-Lambert/Parke-Davis, a pharmaceutical company and subsidiary of Pfizer Inc.  Ms. Lawton currently serves as a director of Cubist Pharmaceuticals and of Verastem, Inc., both biopharmaceutical companies.

Also on December 30, 2012, the Company and Ms. Lawton entered into a Letter Agreement with respect to Ms. Lawton’s employment.  Pursuant to the terms of the Letter Agreement, Ms. Lawton’s base salary will be $350,000 per year, and Ms. Lawton will be eligible to receive an annual discretionary bonus.  Subject to approval by the Board, Ms. Lawton will receive options to purchase 368,892 shares of common stock of the Company with an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  Ms. Lawton is also eligible for standard Company benefits and vacation time.  Ms. Lawton will receive certain benefits upon termination of her employment by the Company without cause or by her for good reason.

On December 28, 2012, the Board also elected Christopher Bleck, the Company’s current Chief Operating Officer, to the office of Chief Commercial Officer, effective as of the Effective Date, at which point Mr. Bleck will vacate the position of Chief Operating Officer.  In addition, pursuant to and effective as of the Board’s approval on December 28, 2012, Michael Flanagan ceased to serve as the Company’s Treasurer, principal financial officer and principal accounting officer, and Mr. Bleck was appointed to fill those roles.

The full text of the press release issued in connection with these events is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Date: January 2, 2013	By:	/s/ Michelle Dipp, M.D., Ph.D.
Michelle Dipp, M.D., Ph.D.
President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release entitled “OvaScience Appoints Alison Lawton to Chief Operating Officer” issued by the Company on January 2, 2013.